                                                                       EXHIBIT 5



                               February 23, 1998



Microelectronic Packaging, Inc.
9577 Chesapeake Drive
San Diego, CA  92123



            Re: Microelectronic Packaging, Inc. Registration Statement
                for Offering of 4,000,000 Shares of Common Stock
                ------------------------------------------------------

Ladies and Gentlemen:


            We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 4,000,000 shares of the Common Stock of Microelectronic Packaging, Inc. (the "Company") under the Company's 1993 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1993 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                               /s/ BROBECK, PHLEGER & HARRISON LLP
                               BROBECK, PHLEGER & HARRISON LLP